Exhibit 10.13

Amendment to ATK Performance Growth Award Agreement

(Corporate Executive Officers to be Employed by
Vista Outdoor Inc., i.e., DeYoung, Chaplin, Nolan)

This Amendment applies to any Performance Share Awards payable in shares of common stock of Alliant Techsystems Inc. (“ATK”) that you have for the following performance periods:

•                  Fiscal Year 2013-2015

•                  Fiscal Year 2014-2016

•                  Fiscal Year 2015-2017

In accordance with the terms of the Transaction Agreement, dated April 28, 2014, among Vista Outdoor Inc. (“Vista”), ATK, Vista Merger Sub Inc. and Orbital Sciences Corporation, as it may be amended from time to time (the “Transaction Agreement”) relating to the distribution of all of the outstanding shares of Vista to the stockholders of ATK (the “Spin-off”), each applicable ATK Performance Growth Award Agreement is amended as follows:

1.  Fiscal Year 2013-2015 Performance Period.  The Personnel and Compensation Committee of ATK’s Board of Directors has determined, in its reasonable and sole discretion in connection with the Spin-off, the level of performance achieved for the fiscal year 2013-2015 performance period to be 165% of target.  Accordingly, the number of shares of ATK common stock that may be earned in respect of your performance award has been calculated based on such performance (the “Earned Share Number”).  Immediately prior to the Spin-off, your performance shares will convert to (a) a number of Restricted Stock Units of ATK equal to the Earned Share Number and (b) a number of Restricted Stock Units of Vista equal to two times the Earned Share Number..

2.  Fiscal Year 2014-2016 and Fiscal Year 2015-2017 Performance Periods.  In connection with the Spin-off, the number of shares of ATK common stock that correlates to the target performance level under the terms of your performance award for each performance period has been calculated.  Immediately prior to the Spin-off, and for each award, the number of performance shares payable at the target level of performance will convert to (a) the same number of Restricted Stock Units of ATK and (b) two times that number of Restricted Stock Units of Vista.

3.  Vesting of Restricted Stock Units.  The Restricted Stock Units will be subject to the same vesting requirements and the other terms and conditions as in effect prior to the Spin-off for the applicable Performance Share Awards and performance periods to which they relate, provided, however, that the vesting will be based solely on continued employment with Vista and (a) the Restricted Stock Units shall not vest upon your retirement from Vista and, in that event, shall be forfeited and (b) the Restricted Stock Units shall vest in full upon your involuntary termination of employment with Vista without cause (other than due to your Disability or death).  Upon the applicable vesting, each ATK Restricted Stock Unit shall be settled in a share of ATK common stock and each Vista Restricted Stock Unit shall be settled in a share of Vista common stock under the Vista Outdoor Inc. 2014 Stock Incentive Plan.

4.  Other Terms and Conditions.  For purposes of your Performance Growth Award Agreements and this Amendment, following the Spin-off, (a) references to your employment shall mean your employment with Vista, (b) any references to a Change in Control shall only mean a change in control of Vista, as defined for purposes of equity awards granted under the Vista Outdoor Inc. 2014 Stock Incentive Plan, but the Change in Control vesting provisions shall apply to both your ATK Restricted Stock Units and your Vista Restricted Stock Units and (c) references to ATK shall mean Orbital ATK, Inc.  Except as modified by this Amendment, the other terms and conditions of the applicable Performance Growth Award Agreements remain in effect.

5.  Acknowledgment.  This Amendment shall not be effective until you agree to the terms and conditions of this Amendment by accepting this Amendment in writing or electronically as specified by ATK or its agent in the Electronic Notice and On-Line Award Acceptance.